Exhibit 2.1

EXECUTION VERSION

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Amendment No. 1 to Transaction Agreement

_______________________________________

BETWEEN

TRANSOCEAN INC.

TRANSOCEAN LTD.

AND

SONGA OFFSHORE SE

September 15, 2017

This AMENDMENT NO. 1 to Agreement (this “AMENDMENT”) is made on SEPTEMBER 15,  2017 between:

(1)Transocean Inc., a Cayman Islands Exempted company with company registration number 89645 (“Transocean Inc.”);

(2)Transocean Ltd., a Swiss corporation with its registered office in Steinhausen, Canton of Zug, Switzerland ("Transocean Ltd."); and

(3)Songa Offshore SE, a European public company limited by shares (or societas europaea), duly registered and validly existing under the laws of Cyprus with company registration number SE9 ("Songa Offshore").

Transocean Inc., Transocean Ltd. and Songa Offshore are hereinafter sometimes referred to collectively as the “Parties”, and individually as a “Party”.

1. BACKGROUND

1.1The Parties entered into a Transaction Agreement, dated August 13, 2017  (together with all exhibits thereto, the “Transaction Agreement”).

1.2Each of the Parties desire to amend the Transaction Agreement in accordance with this Amendment.

2. Amendment

2.1Capitalized terms used herein that are not otherwise defined herein have the respective meanings as ascribed thereto in the Transaction Agreement.

2.2The Transaction Agreement shall be amended as follows:

(i)Clause 9.1(i) is hereby amended such that “September 17, 2017” is hereby replaced with “September 27, 2017”.

(ii)Appendix 1 under the item “Completion Conditions” is hereby amended such that “September 17, 2017” in each of (A) the introductory first paragraph and (B) no. 12 is hereby replaced with “September 27, 2017”.

3.MISCELLANEOUS

3.1Except as expressly amended hereby, the provisions of the Transaction Agreement are and will remain in full force and effect and, except as expressly provided herein, nothing in this Amendment will be construed as a waiver of any of the rights or obligations of the Parties under the Transaction Agreement. All references to “this Agreement” and other similar words contained in the Transaction Agreement shall be deemed to refer to the Transaction Agreement, as amended by this Amendment.

3.2The following provisions from the Transaction Agreement shall be incorporated into, and be effective with respect to, this Amendment as if set forth herein in their entirety: Clause 11 (NOTICES), Clause 12 (MISCELLANEOUS) and Clause 15 (GOVERNING LAW AND DISPUTE RESOLUTION).

[Signature page follows]

3/3

IN WITNESS WHEREOF, each of the Parties have caused this Amendment to be executed on the date first written above by their respective duly authorized officers.

For and on behalf of Transocean Ltd.

Signature:	/s/ Stephen L. Hayes

NAME IN BLOCK LETTERS:
STEPHEN L. HAYES

For and on behalf of Transocean Inc.

Signature:	/s/ C. Stephen McFadin

NAME IN BLOCK LETTERS:
C. STEPHEN MCFADIN

For and on behalf of Songa Offshore SE

Signature:	/s/ Bjønar Iversen

NAME IN BLOCK LETTERS:
BJØNAR IVERSEN

[Signature Page To Amendment No. 1 to Transaction Agreement]